UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2007

REGIS CORPORATION

 (Exact name of Registrant as specified in its charter)

Minnesota	1-12725	41-0749934
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification
incorporation)	Number)

7201 Metro Boulevard
Minneapolis, Minnesota
(Address of principal executive offices)
(Zip Code)

 (952) 947-7777

(Registrant’s telephone number, including area code)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

                ☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                ☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                ☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                ☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

                On October 12, 2007, Regis Corporation (the “Company”) entered into a Business Combination  Agreement (the “Business Combination Agreement”) pursuant to which it agreed to enter into a transaction combining the Company’s European retail hair salon operations with the retail salon businesses operated in Europe by the Franck Provost group.  The Company will hold a 30% interest in the combined business resulting from the transaction (the “Combined Business”) and individual members of the Franck Provost family and related legal entities (the “Provost Family”) and Artal Services N.V. (“Artal Services,” and together with the Provost Family, the “Provost Group”) will collectively hold the remaining 70% interest in the Combined Business.

Structure

     The Company will contribute to the Combined Business the shares of each of its European operating subsidiaries, other than the Company’s operating subsidiaries in the United Kingdom and Germany.  The contributed subsidiaries operate retail hair salons in France, Spain, Switzerland and several other European countries primarily under the Jean Louis David™ and Saint Algue™ brands.

The Provost Group will contribute the shares of Franck Provost Coiffure SAS and its subsidiaries, which operate retail hair salons throughout Europe.  The subsidiaries contributed to the Combined Business by the Company will be contributed free of debt and with at least €2.5 million in available cash or cash equivalents. The subsidiaries contributed to the Combined Business by the Provost Group will be contributed with all debt and cash and cash equivalents existing as of the closing of the transaction.

Management

The operations of the Combined Business will be overseen by a five-member board of directors consisting of one representative designated by the Company, three representatives designated by the Provost Family and one representative designated by Artal Services. The current senior management of the Franck Provost group, including founder and chairman Franck Provost, Marc Aublet, president and chief operating officer, and Daniel Gagnor, chief financial officer, will be responsible for the management of the Combined Business. The demonstrated capabilities and experience of the senior management of the Franck Provost business is one of the principal factors considered by the Company in entering into the transaction.

Under the Business Combination Agreement, the approval of the Combined Business’s board of directors, including the approval of the representative designated by the Company, is required to in connection with certain significant corporate transactions, including material acquisition and divestiture transactions, the incurrence of indebtedness in excess of agreed thresholds, certain employment and employee compensation-related arrangements the entry into or modification of material agreements, modification of the bylaws of the Combined Business and material related-party transactions.

Transfer of Interests in the Combined Business

The Business Combination Agreement generally prohibits both the Company and the members of the Provost Group from transferring their respective interests in the Combined Business without the approval of the other party.

Put and Call Rights

Commencing on the second anniversary and continuing through the tenth anniversary of the date of the formation of the Combined Business, Artal Services has the right to require the Company to purchase its interest in the Combined Business. The Company has the right to acquire the interest in the Combined Business held by Artal Services commencing on the tenth anniversary and continuing through the twelfth anniversary of the date of the formation of the Combined Business. If Artal Services exercises its put right, the Provost Family has the right to purchase all or a portion of the interest to be sold by Artal Services on the same terms and conditions as would be applicable to the sale of the interest to the Company. The Company is obligated to purchase any portion of the interest of Artal Services not purchased by the Provost Family.  In addition, the Company will continue to be entitled to exercise its call right with respect any portion of the interest in the Combined Business that is purchased by the Provost Family upon Artal Services’ exercise of its put right.

The price payable in connection with the Company’s acquisition of Artal Services’ interest in the Combined Business is determined based on the earnings before interest and taxes of the Combined Business for a trailing 12-month period. The acquisition price is intended to approximate the fair market value of Artal Services’ interest in the Combined Business at the time of the acquisition, valuing the Combined Business on a cash free-debt free basis as a going concern based on prices paid in comparable recent transactions for similar businesses.

If Artal Services exercises its put right, the Company will be entitled to a period of up to six months in which to arrange for financing for the purchase of Artal Services’ interest in the Combined Business.  If the Company is unable to arrange financing by the end of this period, Artal Services will be entitled to exercise various remedies, including the right to purchase the Company’s interest in the Combined Business for a purchase price determined based on a discounted multiple of the earnings before interest and taxes of the Combined Business for a trailing 12-month period.

Noncompetition and Related Provisions

                The Combined Business and its subsidiaries are prohibited from engaging in the hair restoration business, conducting business in the Wal-Mart North America or Seiyu shopping center networks and conducting business under the Jean-Louis David™ brand in the New York metropolitan area.

                Subject to certain limited exceptions, the members of the Provost Group are prohibited from engaging in any retail hair salon business following the formation of the Combined Business and for a three-year period, in the case of the members of the Provost Family, or 18-month period, in the case of Artal Services, following the date they cease to be shareholders in the Combined Business. This noncompetition obligation is applicable in the case of members of the Provost Family to all countries in which the Combined Business conducts business.  With respect to Artal Services, the noncompetition obligation is limited to those countries in which the Combined Business operates 50 or more retail locations.

                If Regis or any of its subsidiaries proposes to acquire a competing business operating retail hair salons in Europe, it is obligated to offer the right to purchase the competing business to the Combined Business.  If the Combined Business or any of its subsidiaries proposes to acquire any competing retail hair salon businesses in the United States, Canada or Mexico, it is similarly obligated to offer the right to purchase the competing business to the Company.

Conditions to Closing

The board of directors of the Company and board of directors or other governing body of each of the entity members of the Provost Group have each unanimously approved the Business Combination Agreement.  The consummation of the transactions contemplated by the Business Combination Agreement is subject to certain regulatory approvals and other customary closing conditions.   The parties have agreed to use their reasonable efforts to complete the transaction on or before January 31, 2008.

The foregoing description of the Business Combination Agreement is qualified in its entirety by reference to the terms and conditions of the definitive Business Combination Agreement.

Item 7.01.   Regulation FD Disclosure.

On October 15, 2007, the Company issued a press release announcing the formation of the Combined Business. A copy of the press release is attached as Exhibit 99.1 to this report.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

                99.1         Press release dated October 15, 2007.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

REGIS CORPORATION

Date:	October 12, 2007	/s/ Eric Bakken
Name: Eric Bakken, Title: Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated October 15, 2007.